Exhibit 21.1


                  Subsidiaries of the Registrant


     Set forth below is a listing, by name and state of incorporation, of each corporation which is, as of the date of this Report, or was, at any time since the first day of the fiscal year ended January 26, 1996, a subsidiary of the Registrant. Unless otherwise indicated, each such corporation was a 100% owned subsidiary during such fiscal year and continues in existence as a 100% owned subsidiary of the Registrant as of the date of this Report.


      1)  Carolina Pump & Supply Corp., a Rhode Island corporation

      2)  USCO Incorporated, a North Carolina corporation

      3)  Paine Supply of Jackson, Inc., a Mississippi corporation

      4)  Hughes Aviation, Inc., a Florida Corporation

      5)  One Stop Supply, Inc., a Tennessee corporation

      6)  Mills & Lupton Supply Company, a Tennessee corporation

       7) Twin-T of the Carolinas, Inc., a North Carolina corporation, merged into Carolina Pump & Supply Corp.
          February 20, 1995

       8) H Venture Corp., a Florida corporation

       9) HHH, Inc., a Delaware corporation

     10)  HSI Corp., a Delaware corporation

     11) Swaim Supply Company, Inc., a North Carolina corporation, merged into USCO Incorporated February 7, 1995

     12) Olander & Brophy, Inc., a Pennsylvania corporation, acquired by the Registrant March 3, 1995

     13) Port City Electrical Supply, Inc., a Georgia corporation, acquired by the Registrant March 30, 1995

     14)  Elec-Tel Supply Company, a Georgia corporation, acquired
          by the Registrant      April 3, 1995

     15) Moore Electric Supply, Inc., a North Carolina corporation, acquired by the Registrant August 1, 1995.

     16) Atlantic Pump and Equipment Co. of Puerto Rico, a Florida corporation, acquired by the Registrant September 1, 1995.

     17)  Atlantic Pump & Equipment Company of Miami, Inc., a
          Florida corporation, acquired by the Registrant September
          1, 1995.

     18)  Atlantic Pump & Equipment Company of West Palm Beach,
          Inc., a Florida corporation, acquired by the Registrant
          September 1, 1995.

     19) Florida Pipe & Supply Company, a Florida corporation, acquired by the Registrant December 18, 1995.